UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2006

Date of Report (Date of earliest event reported)

Global Developments Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552

Issuer's telephone number
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02   Election of Directors; Appointment of Office

GLOBAL INVESTMENT UPDATE: Dr. Paul Castillo Named Veridigm's Chief Medical Officer

Vancouver, November 9, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to Veridigm Inc. (formerly eNotes Systems Inc.), a telemedicine company in which Global holds an equity stake.

LOS ANGELES, November 9, 2006 (PRNewswire-FirstCall) -- Paul Castillo, M.D., M.PH., today joins telemedicine and network communication company Veridigm (OTC Bulletin Board: ENSY) (formerly eNotes Systems, Inc.) as its Chief Medical Officer. In his new capacity, Dr. Castillo will oversee the implementation of Veridigm's telemedicine technology and will serve as the company's primary conduit to the professional medical community. Dr. Castillo will also lead the company's clinical development in collaboration with Dr. Michael Gallagher, Veridigm's Medical Director and Medical Advisory Board Chairman.

Dr. Castillo has nearly two decades of experience in clinical and preventive medicine. After training at the University of Washington School of Medicine and Johns Hopkins University, Dr. Castillo launched a unique career focused on reliably articulating and integrating the space between medicine and technology. He worked as a clinical technology consultant to the US Congress and as Medical Director for a Rand-based venture to build top flight software used to manage chronic diseases. Dr. Castillo is a member of the American College of Preventive Medicine, the American College of Medical Quality and the American College of Physician Executives.

"Dr. Castillo's experience in large IT implementations in multi-hospital settings and executive contacts in both payer and provider communities brings crucial experience and thought leadership to Veridigm," says Jeff Flammang, Veridigm's President and Chief Executive Officer. "His leadership in the telemedicine sector is a natural evolution from many years of hard won experience in the IT environment."

"It is essential for the healthcare industry to understand and accept that an effective connective technology is a critical next step in healing a deeply fragmented system," adds Dr. Castillo. "Veridigm's technology goes well beyond real-time connectivity by more powerfully integrating the relationship between provider and patient."

About Veridigm

A telemedicine company based in Los Angeles, California, Veridigm enables doctors, healthcare providers, and patients in disparate locations to interact, exchange and display complex diagnostic audio/video, in real-time and in complete privacy. Helping eradicate the geographic and financial barriers keeping countless patients from receiving proper care from remote health specialists, Veridigm develops and markets its proprietary telemedicine products and services to major hospitals, medical facilities, and other healthcare-related centers throughout North America and eventually worldwide. For more information please visit www.Veridigm.com.

About Global Developments

Global Developments, Inc. is a publicly traded venture capital company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management and operational control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams.

Please visit http://www.globaldevelopmentsinc.com for more information.

Forward-Looking Statements

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as ``will,'' ``anticipates,'' ``believes,'' ``plans,'' ``goal,'' ``expects,'' ``future,'' ``intends,'' and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release. For further information about Global Developments, Inc. please refer to its Web site at http://www.globaldevelopmentsinc.com.

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The attached announcement was released to the news media on November 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: November 9, 2006	By:	/s/ John D. Briner
President